Exhibit 99.1

CONTACT:	Vince Arnone President and Chief Executive Officer (630) 845-4500	Devin Sullivan Senior Vice President The Equity Group Inc. (212) 836-9608 dsullivan@equityny.com

FOR IMMEDIATE RELEASE

fUEL TECH ANNOUNCES LISTING TRANSFER TO NASDAQ CAPITAL MARKET® AND 180 DAY EXTENSION TO REGAIN COMPLIANCE WITH MINIMUM BID REQUIREMENT

WARRENVILLE, Ill. - September 22, 2020 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today announced that on September 22, 2020, the NASDAQ Stock Market (“NASDAQ”) approved the Company’s application to transfer its listing from NASDAQ’s Global Select tier to the Capital Market tier. In connection with the transfer to the Capital Market tier, NASDAQ also granted the Company an additional 180 calendar day grace period to regain compliance with the minimum bid requirement of NASDAQ Marketplace Rule 5450(a)(1) (the “Rule”) for continued listing.

The NASDAQ Capital Market® is one of the three markets for NASDAQ-listed stocks and operates in the same manner as the NASDAQ Global Select Market®.   Companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards. The transfer is expected to be effective at the opening of business on Wednesday, September 23, 2020.

As previously reported, the Company was notified by NASDAQ on January 7, 2020 that the bid price for its Common Stock was not in compliance with the Rule. At that time, NASDAQ gave the Company 180 calendar days to regain compliance; this was subsequently extended to September 18, 2020. The Company has until March 17, 2021, to demonstrate compliance with the minimum bid price requirement for continued listing. The Company will regain compliance with the Rule if at any time before March 17, 2021, the bid price for the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days.

The Company intends to monitor the closing bid price of its Common Stock and has given written assurance to NASDAQ that it will, if necessary, implement available options to regain compliance with the minimum bid price requirement under the Rule, including a reverse stock split within the range previously approved by stockholders.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment, and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

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